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                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                     FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Knight/Trimark Group, Inc.
          (Exact name of registrant as specified in its charter)

             DELAWARE                                 52-2096335
    (State of Organization)            (I.R.S. Employer Identification No.)


 Newport Tower, 29th Floor
 525 Washington Boulevard
 Jersey City, New Jersey                                    07310
 (Address of Principal Executive Offices)                 (Zip Code)


 If this Form relates to the             If this Form relates to the
 registration of a class of debt         registration of a class of debt
 securities and is effective upon        securities and is to become
 filing pursuant to General              effective simultaneously with the
 Instruction A(c)(1) please check        effectiveness of a concurrent
 the following box. [  ]                 registration statement under the
                                         Securities Act of 1933 pursuant to
                                         General Instruction A(c)(2) please
                                         check the following box. [  ]




        Securities to be registered pursuant to Section 12(b) of the Act:

          TITLES OF EACH CLASS                 NAME OF EXCHANGE ON WHICH
          TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
       ---------------------------           ------------------------------
        Class A Common Stock                 NASDAQ National Market
      Par Value $.01 per share




        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE

                                (Title of Class)

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 Item 1.  Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          A complete description of the Class A Common Stock, which is to be registered hereunder is contained under the caption "DESCRIPTION OF CAPITAL STOCK" in the Prospectus forming a part of the Form S-1 Registration Statement (File No. 333-51653 (The "S-1 Registration Statement") of Knight/Trimark Group, Inc. (the "Company"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.


 Item 2.  Exhibits.
          ------------

  EXHIBIT
  NUMBER    EXHIBIT
 ---------  -------

      1. Amended and Restated Certificate of Incorporation of the Company, included in the S-1 Registration Statement and included herein by reference.

      2. Amended and Restated By-laws of the Company, included in the S-1 Registration Statement and included herein by reference.

      3. Form of Class A Common Stock Certificate of the Company, included in the S-1 Registration Statement and included herein by reference.


                                 SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               Knight/Trimark Group, Inc.


                               By:    /s/ Michael T. Dorsey
                                     ---------------------------------
                                     Michael T. Dorsey
                                     Senior Vice President, General Counsel
                                       and Secretary

 Date:  June 12, 1998